Exhibit 99.1

AEye Reports First Quarter 2026 Results; Commercial Pipeline Reaches Record Levels

Revenue Up ~60% Year-Over-Year; Active Customer Count Grows to 21; Active Quotes and Engagements Both Up Nearly 40%; 2026 Cash Burn Guidance Reaffirmed

PLEASANTON, Calif. – May 13, 2026 – AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined, high-performance lidar solutions, today announced financial results for the first quarter ended March 31, 2026.

Business Highlights

●	Record Commercial Engagement: Commercial activity has reached its highest level in the Company’s history, with AEye now having 21 customers that have taken revenue-generating shipments – a 31% increase since the Company reported Q4 results in March 2026. Quarter over quarter, quotes and engagements both increased by nearly 40%.

●	Defense Vertical Expansion: SynTech, a global defense systems company with ties to leading defense primes, is actively promoting Apollo™ to its customers, with initial shipments already underway. This partnership may unlock opportunities in international defense and aviation, potentially expanding AEye’s addressable market.

●	Automotive & OEM Momentum: Multiple new RFIs were received in Q1 across both the passenger and commercial vehicle segments, and OEMs have begun to reengage as L3 and L4 roadmaps are being reactivated.

●	Trucking Evaluations: Multiple autonomous trucking company programs are underway and Apollo™ sensors are actively being shipped for evaluation, deepening the Company’s position in commercial vehicle autonomy.

●	ITS: OPTIS™ is live at an active California intersection, in partnership with Flasheye and Blue-Band.

●	APAC Progress: Commercial discussions with customers in Australia, Korea, and China are advancing.

●	NVIDIA Ecosystem: In March 2026, AEye joined the NVIDIA Halos AI Systems Inspection Lab, the world’s first ANAB-accredited AI systems inspection lab. Apollo™ is validated on NVIDIA DRIVE AGX Orin™ and has been demonstrated on NVIDIA DRIVE AGX Thor™.

●	Tier 1 Manufacturing Partnership: AEye’s manufacturing partnership with LITEON creates an industry-leading, globally diversified supply chain derived from off-the-shelf components, positioned to navigate geopolitical risk and shifting trade policies.

Management Commentary

“Q1 execution was steady and on plan -- the commercial pipeline continued to build, our partnerships advanced, and we now have more active proofs of concept (“POC”) and commercial engagements than at any point in our history,” said Matt Fisch, CEO of AEye. “New technical engagements, inbound RFIs, and POC activity across automotive, trucking, defense, rail, and ITS are all moving in the right direction. Revenue is up nearly 60% year-over-year, a reflection of the strong pipeline we are building. Physical AI appears to be a large and accelerating market -- Barclays projects that the market opportunity could reach one trillion dollars by 2035 -- and AEye’s software-defined architecture positions us as a core enabling layer of that ecosystem. The lidar sector’s consolidation has only strengthened our relative position: we are now better capitalized, leaner in structure, and creating a more diversified pipeline.”

Fisch continued, “Apollo™ offers best-in-class detection range when operating behind a windshield, which is a decisive differentiator as OEMs reengage and L3 and L4 programs begin to expand. The partnerships we have built -- from NVIDIA to LITEON to SynTech -- are converting engagements into deployments, and the focus for the remainder of 2026 is unchanged: advance those deployments and build a durable revenue ramp.”

Financial Highlights

●	Q1 2026 revenue was approximately $101,000, up approximately 60% compared to $64,000 in Q1 2025, and roughly flat sequentially.

●	GAAP net loss in Q1 2026 was $(8.3) million, or $(0.18) per share.

●	Non-GAAP net loss in Q1 2026 was $(6.7) million, or $(0.15) per share.

●	Cash burn in Q1 2026 was $9.2 million.

●	Cash, cash equivalents, and marketable securities were $77.2 million as of March 31, 2026.

“Our commercial momentum continued to build throughout the quarter,” said Conor Tierney, CFO of AEye. “Our pipeline metrics strengthened across the board, customer additions spanned every major vertical, and we are seeing a growing pattern of repeat business -- a direct signal of product-market fit. Our virtually debt-free capital structure and capital-light model keep our cash burn among the lowest in the sector, while our balance sheet provides the runway to execute multi-year commercial programs.”

2026 Cash Burn Outlook

The Company reaffirms its expectation that cash burn for the full year 2026 will be in the range of $30 million to $35 million, inclusive of approximately $5 million in working capital. The Company's cash balance provides operational runway well into 2028.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, May 13, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://edge.media-server.com/mmc/p/799vhiag/

About AEye

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers STRATOS™ with the ability to detect objects at up to one-and-a-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, less change in fair value of convertible note and warrant liabilities, plus expenses related to contested proxy, less gain on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements in this press release include, without limitation, statements about AEye’s cash burn for 2026, the operational runway well into 2028, the benefits expected from new commercial relationships, the benefits to be derived from the reactivation of L3 and L4 roadmaps, and the benefits of AEye’s manufacturing partnership with LITEON, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the cash burn for the full year 2026 may exceed $35 million due to unanticipated expenses associated with the investments required to ramp AEye’s products, or otherwise; (ii) the risks that AEye may not realize the benefits anticipated from the partnership with SynTech, including the expansion of AEye’s addressable market to include international defense and aviation markets, to the extent or in the time frame anticipated, or at all; (iii) the risks that the L3 and L4 roadmaps being reactivated by various OEMs may not result in the issuance of RFIs or RFQs in the time frame anticipated, or at all; (iv) the risks that the multiple autonomous trucking company programs underway may not result in successful evaluations nor commercial sales to the extent or in the time frame anticipated, or at all; (v) the risks that the OPTIS deployment at an active California intersection, in partnership with Flasheye and Blue-Band may not be successful and may not result in additional commercial deployments to the extent or in the time frame anticipated, or at all; (vi) the risks that the commercial discussions with customers in Australia, Korea, and China may not advance to the extent or in the time frame anticipated, or at all; (vii) the risks that AEye’s tenure in the NVIDIA Halos AI Systems Inspection Lab may be shorter than anticipated and not bolster automotive product readiness to the extent or in the time frame anticipated, or at all; (viii) the risks that AEye’s manufacturing partnership with LITEON may not create an industry-leading, globally diversified supply chain that is able to navigate geopolitical risk and shifting trade policies to the extent or in the time frame anticipated, or at all; (ix) the risks that new technical engagements, inbound RFIs, and POC activity may not continue to move in the right direction to the extent or in the time frame anticipated, or at all; (x) the risks that the strong pipeline AEye is building may not result in commercial sales to the extent or in the time frame anticipated, or at all; (xi) the risks that the projection by Barclays that the market opportunity for physical AI may reach one trillion dollars by 2035 may not occur to the extent or in the time frame anticipated, or at all; (xii) the risk that AEye’s software-defined architecture may not position AEye as core enabling layer of the physical AI ecosystem to the extent or in the time frame anticipated, or at all; (xiii) the risks that Apollo’s™ best-in-class detection range when operating behind a windshield may not be a decisive differentiator for AEye, even as OEMs reengage and L3 and L4 programs are beginning to expand, to the extent or in the time frame anticipated, or at all; (xiv) the risks that engagements may not result in deployments to the extent or in the time frame anticipated, or at all; (xv) the risks that AEye may be unable to advance deployments to commercial sales or build a durable revenue ramp to the extent or in the time frame anticipated, or at all; (xvi) the risks that the product-market fit may not materialize to the extent or in the time frame anticipated, or at all; (xvii) the risks that AEye’s cash burn may increase due to unforeseen circumstances and therefore AEye’s balance sheet may not be able to provide the runway to execute multi-year commercial programs to the extent anticipated, or at all; (xviii) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xix) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xx) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xxi) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xxii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xxiii) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxiv) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxv) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxvi) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31, 2026	As of December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$45,162	$43,356
Marketable securities	32,076	43,104
Accounts receivable, net	96	77
Inventories, net	963	1,015
Prepaid and other current assets	1,397	2,081
Total current assets	79,694	89,633
Right-of-use assets	1,399	441
Property and equipment, net	770	577
Other noncurrent assets	189	242
Total assets	$82,052	$90,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,843	$3,615
Accrued expenses and other current liabilities	2,341	4,957
Total current liabilities	6,184	8,572
Operating lease liabilities, noncurrent	927	235
Convertible note, noncurrent	146	146
Other noncurrent liabilities	579	598
Total liabilities	7,836	9,551
Stockholders’ Equity:
Preferred stock	-	-
Common stock	4	4
Additional paid-in capital	489,651	488,361
Accumulated other comprehensive income (loss)	(41)	30
Accumulated deficit	(415,398)	(407,053)
Total stockholders’ equity	74,216	81,342
Total liabilities and stockholders’ equity	$82,052	$90,893

AEYE, INC. Consolidated Statements of Operations (In thousands, except share amounts and per share data) (Unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$101	$64
Cost of revenue	201	96
Gross loss	(100)	(32)
Operating expenses:
Research and development	3,765	3,490
Sales and marketing	986	383
General and administrative	4,178	2,895
Total operating expenses	8,929	6,768
Loss from operations	(9,029)	(6,800)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	19	680
Interest income and other	645	214
Interest expense and other	22	(2,108)
Total other income (expense), net	686	(1,214)
Loss before income tax	(8,343)	(8,014)
Provision for income tax	2	2
Net loss	$(8,345)	$(8,016)

Per Share Data:
Net loss per common share (basic and diluted)	$(0.18)	$(0.46)

Weighted average common shares outstanding (basic and diluted)	45,214,397	17,448,617

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,345)	$(8,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40	37
Noncash lease expense relating to operating lease right-of-use assets	75	51
Gain on termination of operating lease, net	-	(1,685)
Common stock purchase agreement costs	136	111
Debt issuance costs	-	1,984
Inventory write-downs, net of scrapped inventory	-	24
Change in fair value of convertible note and warrant liabilities	(19)	(680)
Stock-based compensation	1,542	2,501
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	57	(74)
Changes in operating assets and liabilities:
Accounts receivable, net	(19)	5
Inventories, current and noncurrent, net	52	4
Prepaid and other current assets	684	98
Other noncurrent assets	53	80
Accounts payable	205	222
Accrued expenses and other current liabilities	(2,895)	(2,408)
Operating lease liabilities	(121)	(57)
Net cash used in operating activities	(8,555)	(7,803)
Cash flows from investing activities:
Purchases of property and equipment	(187)	(6)
Purchases of marketable securities	-	(14,303)
Proceeds from redemptions and maturities of marketable securities	10,900	5,731
Net cash provided by (used in) investing activities	10,713	(8,578)
Cash flows from financing activities:
Proceeds from issuance of convertible note	-	2,950
Transaction costs related to issuance of convertible note	-	(578)
Proceeds from issuance of common stock under Common Stock Purchase Agreements	-	9,495
Stock issuance costs related to Common Stock Purchase Agreements	(100)	(152)
Taxes paid related to the net share settlement of equity awards	(252)	(333)
Net cash provided by (used in) financing activities	(352)	11,382
Net increase (decrease) in cash and cash equivalents	1,806	(4,999)
Cash and cash equivalents at beginning of period	43,356	10,266
Cash and cash equivalents at end of period	$45,162	$5,267

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended March 31,
	2026	2025
GAAP net loss	$(8,345)	$(8,016)
Non-GAAP adjustments:
Stock-based compensation	1,542	2,501
Stock issuance and debt issuance costs	136	2,095
Change in fair value of convertible note and warrant liabilities	(19)	(680)
Expenses related to contested proxy	-	296
Gain on termination of operating lease, net	-	(1,685)
Non-GAAP net loss	(6,686)	(5,489)
Depreciation and amortization expense	40	37
Interest income and other	(645)	(214)
Interest expense and other	(158)	13
Provision for income tax	2	2
Adjusted EBITDA	$(7,447)	$(5,651)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.18)	$(0.46)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.31)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	45,214,397	17,448,617
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	45,214,397	17,448,617

Contacts

Investor Relations

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366

Keaton Olsen

lidrir@allianceadvisors.com

Media Relations

Alliance Advisors IR

Fatema Bhabrawala

fbhabrawala@allianceadvisors.com

647-620-5002